Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Four Oaks Fincorp, Inc.
Four Oaks, North Carolina

We consent to the use of our report dated March 28, 2013, incorporated by reference herein, with respect to the consolidated financial statements of Four Oaks Fincorp, Inc. and Subsidiaries as of and for the year ended December 31, 2012.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
January 16, 2015